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            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          DIGITALCONVERGENCE.:COM INC.


         DigitalConvergence.:Com Inc. (the "Corporation") is a corporation organized and existing under and by virtue of the Delaware General Corporation Law. Pursuant to the provisions of Section 242 and Section 245 of the Delaware General Corporation Law, the Corporation adopts the following Second Amended and Restated Certificate of Incorporation (this "Certificate of Incorporation"). The original Certificate of Incorporation was filed with the Delaware Secretary of State on September 25, 1998, which original Certificate of Incorporation was amended by the Certificate of Amendment thereto filed with the Delaware Secretary of State on September 28, 1999, the Certificate of Designation of Series A Convertible Preferred Stock of DigitalConvergence.:Com Inc. thereto filed with the Delaware Secretary of State on September 30, 1999, the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 15, 1999, the Amendment to the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on
April     , 2000, the Certificate of Designation of Series B Preferred Stock of
DigitalConvergence.:Com thereto filed with the Delaware Secretary of State on ___________, 2000, and the Certificate of Designation of Series C Preferred Stock of DigitalConvergence.:Com thereto filed with the Delaware Secretary of State on ___________, 2000 (as so amended, the "Original Certificate of Incorporation").

         This Certificate of Incorporation (including, without limitation, EXHIBIT A, EXHIBIT B and EXHIBIT C hereto), which further amends and restates the Original Certificate of Incorporation, was duly adopted as of ___________, 2000 in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

         The provisions of the Original Certificate of Incorporation are hereby further amended and restated to read in their entirety as follows:

         FIRST: The name of the Corporation is DigitalConvergence.:Com Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street in the City of Dover, County of Kent. The name and address of its registered agent is National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

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         FOURTH:

         I. SHARES AUTHORIZED. The total number of shares of all classes of stock which the Corporation shall have authority to issue is __________ shares, of which __________ shares shall be common stock, par value $.01 per share (the "Common Stock"), and __________ shares shall be preferred stock, par value $.01 per share (the "Preferred Stock").

         II. CONVERSION. Effective ____________, 2000 (the "Effective Date"), each share of Common Stock (the "Converted Common Stock") outstanding immediately prior thereto shall, without any action on the part of the holder thereof, be converted into, and deemed for all purposes to be, _________ shares of Common Stock. The executive officers of the Corporation or their designees shall use the Effective Date as the record date for determining the holders of record of the Converted Common Stock. The executive officers of the Corporation or their designees shall issue to such holders of record certificates, endorsed with such legends as are required or are appropriate, representing _________ shares of Common Stock for every one share of the Converted Common Stock as shall be registered on the Corporation's stock transfer records for such holder. The executive officers, or their designees, shall enter the fact of the issuance of the new certificates for Common Stock in the appropriate name or names of the holders of such shares on the Corporation's stock records and transfer books.

         III. DESIGNATIONS: The following are the powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock of the Corporation:

         A.       PREFERRED STOCK:

                  The Preferred Stock may be issued in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is hereby authorized to issue the shares of Preferred Stock in each series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

                  1. the number of shares of any series and the designations to distinguish the shares of such series from the shares of all other series;

                  2. the voting powers, if any, of such shares in the series and whether such voting powers are full or limited;

                  3. the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;


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                  4.       whether dividends, if any, shall be cumulative or
noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

                  5. the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  6. the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and price or prices or the rates of exchange applicable thereto;

                  7. the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

                  8. the provisions, if any, of a sinking fund applicable to such series; and

                  9. any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and as shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

         Holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

         B. COMMON STOCK. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof as set forth in one or more Preferred Stock Designations.

         FIFTH: From time to time the Corporation may issue its authorized shares for such consideration per share (not less than the par value thereof) as may be fixed by the Board of Directors. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

         No holder of any shares of any class or series shall as such holder have any preemptive right to subscribe for or purchase any other shares or securities of any class or series, whether now or hereafter authorized, which at any time may be offered for sale or sold by the Corporation.

         Each holder of record of the Common Stock of the Corporation shall be entitled to one vote for every share of Common Stock outstanding in his or its name on the books of the Corporation.


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         SIXTH: The number, classification and terms of the Board of Directors of the Corporation and the procedures to elect directors and to remove directors shall be as follows:

                  1. Except as otherwise fixed by or pursuant to the provisions of this Certificate of Incorporation relating to the rights of the holders of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of the Corporation (as determined in accordance with the bylaws (the "Bylaws")). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. No director need be a stockholder.

                  2. Subject to the rights of holders of any subsequently issued class or series of Preferred Stock, the directors of the Corporation shall be divided by the Board of Directors into three classes (the "Classified Directors") with the first class ("Class I"), second class ("Class II") and third class ("Class III") each to consist as nearly as practicable of an equal number of directors. The term of office of the Class I directors shall expire at the 2001 annual meeting of stockholders, the term of office of the Class II directors shall expire at the 2002 annual meeting of stockholders, and the term of office of the Class III directors shall expire at the 2003 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

                  3. The directors of the Corporation need not be elected by written ballot unless the bylaws otherwise provide.

                  4. A director of the Corporation may be removed only for cause. For purposes of removal of a director of the Corporation, "cause" shall mean (a) a final conviction of a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. "Cause" shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and such director shall not have cured such act or omission within 90 days after the delivery of such notice. As used in this Certificate of Incorporation, "Affiliate" has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (1)      To make, alter or repeal the Bylaws;


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                  (2)      To authorize and cause to be executed mortgages and
liens upon the real and personal property of the Corporation;

                  (3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created; and

                  (4) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution creating the committee or in the Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Bylaws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 79 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         NINTH: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws. Election of directors need not be by written ballot unless the Bylaws shall so provide.


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         TENTH: No action required to be taken or that may be taken at any meeting of holders of Common Stock may be taken without a meeting, and the power of holders of Common Stock to consent in writing, without a meeting, to the taking of any action is specifically denied. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Tenth.

         ELEVENTH: The Corporation is to have perpetual existence.

         TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders of the Corporation herein are granted subject to this reservation.

         THIRTEENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person (as hereinafter defined) in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his vote is counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. "Person" as used herein means any corporation, partnership, limited liability company, association, firm, trust, joint venture, political subdivision or instrumentality.

         FOURTEENTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint


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venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Fourteenth is in effect. Any repeal or amendment of this Article Fourteenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Fourteenth. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Fourteenth shall extend to proceedings involving the negligence of such Person.

         As used herein, the term "proceeding" means any threatened, pending, or completion action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.


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         FIFTEENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Fifteenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Fifteenth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the General Corporation Law of the State of Delaware.

                  [Remainder of page intentionally left blank]


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         IN WITNESS WHEREOF, I have hereunto set my hand and seal, the ____ day of ________________, 2000.

                                      DIGITALCONVERGENCE.:COM INC.

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________


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                                     EXHIBIT A

                       AMENDED CERTIFICATE OF DESIGNATION
                     OF SERIES A CONVERTIBLE PREFERRED STOCK


                                        OF


                           DIGITALCONVERGENCE.:COM INC.


                                 See Exhibit 4.2.

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                                     EXHIBIT B

                            CERTIFICATE OF DESIGNATION
                     OF SERIES B CONVERTIBLE PREFERRED STOCK


                                        OF


                           DIGITALCONVERGENCE.:COM INC.


                                 See Exhibit 4.3.

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                                     EXHIBIT C

                           CERTIFICATE OF DESIGNATION
                     OF SERIES C CONVERTIBLE PREFERRED STOCK


                                        OF


                           DIGITALCONVERGENCE.:COM INC.


                                 See Exhibit 4.4.